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                                     PROXY
                            SFX ENTERTAINMENT, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Robert F.X. Sillerman and Howard J. Tytel, and each of them (with full power to designate substitutes), proxies for the undersigned to represent, vote and act with respect to all shares of common stock of SFX Entertainment, Inc. (the "Company") held of record by the undersigned at the close of business on ________________, 2000 at SFX's annual meeting of stockholders to be held on ________________, 2000, 10:00 a.m. local time at [Winston & Strawn, 200 Park Avenue, 41st Floor, New York, New York] and any adjournments or postponements thereof, upon the matters designated below and upon such other matters as may properly come before the meeting, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

1. CHARTER AMENDMENT: To approve and adopt amendments to the Company's Amended and Restated Certificate of Incorporation to allow the holders of shares of the Company's Class B common stock to receive higher consideration per share in the merger than the holders of shares of Class A common stock, as set forth in the merger agreement.

2. MERGER AGREEMENT: To approve and adopt the Agreement and Plan of Merger, dated as of February 28, 2000, among Clear Channel Communications, Inc., CCU II Merger Sub, Inc. and the Company, and the merger contemplated thereby. The merger agreement is described in, and attached as Annex A to, the accompanying Document.

3. 2000 STOCK OPTION AND RESTRICTED STOCK PLAN: To approve and adopt the 2000 Stock Option and Restricted Stock Plan to become effective only if the proposed merger is not approved.

4. ELECTION OF DIRECTORS: Election of twelve directors of SFX to serve until the 2001 annual meeting of stockholders or until their successors are elected and qualified. Nominees: Robert F.X. Sillerman, Michael G. Ferrel, Brian E. Becker, David Falk, Howard J. Tytel, Thomas P. Benson, Richard A. Leise, D. Geoffrey Armstrong, James F. O'Grady, Jr., Paul Kramer, Edward
     F. Dugan and John D. Miller.

5.   RATIFY APPOINTMENT OF INDEPENDENT ACCOUNTANTS.

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

        [X]  Please mark your votes as in this example.

         WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR ELECTION OF EACH NOMINEE FOR DIRECTOR AND FOR ITEMS 1, 2, AND 4.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3, AND 4.


                           (Please See Reverse Side)
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
1. Merger Agreement.      [ ] For    [ ] Against    [ ] Abstain           4. Election of Directors. (see reverse) For, except vote
                                                                             withheld from the following nominee(s):
2. Charter Amendment.     [ ] For    [ ] Against    [ ] Abstain
                                                                                [ ] For        [ ] Withheld

3. 2000 Stock Option and Restricted Stock Plan.                           5. Ratify appointment of independent accountants.

                          [ ] For    [ ] Against    [ ] Abstain                 [ ] For    [ ] Against    [ ] Abstain


                                                                            In their discretion the proxies are authorized to vote
                                                                          upon such other business as may properly come before the
                                                                          meeting.

                                                                          NOTE: Please mark the proxy, sign exactly as your name
                                                                          appears below, and return it promptly in the enclosed
                                                                          addressed envelope. When shares are held by joint tenants, both parties should sign. When signing as an attorney,
                                                                          executor, administrator, trustee or guardian, please give
                                                                          full title as such. If a corporation, please sign in full
                                                                          corporate name by the President or other authorized
                                                                          person. If a partnership, please sign in full partnership
                                                                          name by an authorized person.


                                                                          Dated                                , 2000
                                                                                -------------------------------

                                                                          -------------------------------------------
                                                                                          Signature

                                                                          -------------------------------------------
                                                                                   Signature (if held jointly)

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                                                                                             Title
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